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                                                                      EXHIBIT 99

                        TXU GAS COMPANY AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)

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                                                             Twelve Months Ended
                                                                March 31, 2002
                                                             -------------------
                                                             Millions of Dollars

Operating revenues .........................................       $   889
                                                                   -------

 Operating expenses
    Gas purchased for resale ...............................           450
    Operation and maintenance ..............................           255
    Depreciation and other amortization ....................            65
    Goodwill amortization ..................................             6
    Taxes other than income ................................            92
                                                                   -------
        Total operating expenses ...........................           868
                                                                   -------

Operating income ...........................................            21

Other income (deductions) - net ............................            25
                                                                   -------

Income from continuing operations before interest, other
   charges and income taxes ................................            46

Interest income ............................................            14

Interest expense and other charges .........................            74
                                                                   -------

Loss from continuing operations before income taxes ........           (14)

Income tax benefit .........................................            (3)
                                                                   -------

Loss from continuing operations ............................           (11)

Income from discontinued operations, net of tax ............            26
                                                                   -------

Net income .................................................            15

Preferred stock dividends ..................................             4
                                                                   -------

Net income applicable to common stock ......................       $    11
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